Exhibit 99.1

VIRPAX PHARMACEUTICALS REPORTS 2023 FIRST QUARTER RESULTS AND RECENT DEVELOPMENTS

BERWYN, PA, May 12, 2023 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and viral barrier indications, today announced its financial results for the three months ended March 31, 2023, and other recent developments.

“Many of the initiatives that we have been actively working on were completed in the first quarter, and I believe that we are off to an excellent start in 2023,” commented Anthony P. Mack, Chairman and Chief Executive Officer of Virpax. “We have built up our development teams with the addition of world-class experts to advise us, completed a number of studies that we believe will help us advance our Rx product candidates and engaged leading partnering and licensing advisors as we look to secure non-dilutive financing.

“Work on Probudur™, our lead asset for postoperative pain management, has been steady and productive as we look to scale up production with our partner and still expect to initiate pre-clinical studies toward the end of this year,” continued Mr. Mack. “Additionally, we have added two advisors to this program, Dr. Neil Singla and Dr. Pardeep Gupta. We expect that Dr. Singla, a leading pain expert, will assist in the design and support of the clinical development strategy. Dr. Pardeep, whose expertise is in liposomal drug delivery and nanotechnology, was brought on board to advise our team on chemistry, manufacturing and controls (CMC), technology transfer and commercial buildout.

With Envelta™, the Company’s non-opioid pain product candidate being developed under an in-kind grant from the National Center for Advancing Translational Sciences (NCATS), we successfully completed dose ranging studies in both rats and dogs. Intranasal administration, using our Molecular Envelope Technology (MET), demonstrated that it was well-tolerated and there were no adverse effects. We remain on track to file the Investigational New Drug (IND) application by the second quarter of 2024.

“For NobrXiol™, we have engaged two leading experts in pediatric epilepsy, Dr. Kenneth Sommerville and Dr. Lawrence Fried, to help us advance this product candidate, as well as assist in our grant and cooperative research and development agreement (CRADA) submissions,” added Mr. Mack.

“Lastly, I am pleased with the progress we are making in our efforts to secure non-dilutive financing. We currently have two CRADAs with the federal government and believe that we are well-positioned to receive additional ones as we continue to demonstrate success in our current drug development programs. As well, I am encouraged by the initial responses that both New England Investors and Destum Partners have received with respect to our out-licensing efforts,” concluded Mr. Mack.

RECENT DEVELOPMENTS

●	On May 10, 2023, Virpax announced that it has been invited to present its Molecular Envelope Technology (MET), as well as its AnQlar™ product candidate for viral inhibition that utilizes MET, at the June 8, 2023, virtual CB Tech Watch Seminar. CB Tech Watch Seminar is a forum for companies to highlight their science and technology to agencies within the Department of Defense as well as other Federal agencies and military branches.

●	On April 27, 2023, Virpax announced that it has engaged Dr. Pardeep Gupta, a leading expert in liposomal drug delivery and nanotechnology, to support the development of Probudur, Virpax’s proprietary patented long-acting injectable liposomal bupivacaine for postoperative pain management. Dr. Gupta’s involvement is expected to include advising on chemistry, manufacturing and controls (CMC), technology transfer and buildout required for the commercialization of Probudur.

●	On April 5, 2023, Virpax announced the successful completion of dose ranging studies for rats and dogs in its Envelta development program. Envelta is the Company’s non-opioid pain product candidate for acute and chronic pain that is being funded under an in-kind grant from the National Center for Advancing Translational Sciences (NCATS), part of the National Institutes of Health (NIH).

●	On March 28, 2023, Virpax announced the appointment of Barbara A. Ruskin, Ph.D., J.D. to its Board of Directors. Dr. Ruskin, who received her Ph.D. in Biochemistry & Molecular Biology from Harvard University, is an experienced attorney specializing in life sciences and intellectual property. She currently serves as the Chief Intellectual Property and Innovation Officer for Silence Therapeutics plc, a Nasdaq listed international biotechnology company.

●	On February 13, 2023, Virpax announced that the Company has completed FDA required preclinical toxicology studies for its licensed Molecular Envelope Technology (MET). The Company believes MET may enhance the delivery of Virpax’s Envelta and NobrXiol product candidates. MET is also utilized in the Company’s AnQlar product candidate. These preclinical toxicology studies were performed to evaluate the safety of the MET platform and support the IND submission of each product candidate.

●	On January 18, 2023, Virpax announced that it has engaged Dr. Neil K. Singla, a leading pain expert, to assist in the design and support of the clinical development strategy for Probudur. Probudur is Virpax’s post-operative, long-acting anesthetic injection product candidate that is being developed to significantly reduce or eliminate the need for opioids after surgery in approved indications.

●	On January 10, 2023, Virpax announced that it has engaged Destum Partners, Inc. to serve as the exclusive advisor for the Company’s partnering and licensing efforts in strategic global markets. Destum Partners will work with Virpax on identifying a partner in the animal health market for its Rx product candidate, Probudur, a long-acting local anesthetic indicated for postoperative pain management. Additionally, Destum Partners will assist the Company in potentially securing licensing deals for their Over-the-Counter (OTC) product candidates, Epoladerm™, indicated for osteoarthritis pain, and AnQlar™, an intranasal mucosal viral barrier.

●	On January 31, 2023, Virpax announced that the Company has engaged New England Investors, LLC to serve as the out-licensing advisor for Envelta in the People’s Republic of China. Envelta is Virpax’s non-opioid pain product candidate for acute and chronic pain including non-cancer pain that is being funded under an in-kind grant from NCATS, part of the National Institutes of Health (NIH).

●	On January 4, 2023, Virpax announced that it has engaged two leading physicians experienced in childhood epilepsy, Dr. Kenneth W. Sommerville and Dr. Lawrence Fried, to support the overall development plan for NobrXiol. Their involvement with this program is expected to include advising on trial design, regulatory pathway development and patient recruitment. Additionally, it is anticipated that they will support Virpax with patient advocacy groups and grant applications.

FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2023

Operating Expenses

General and administrative expenses were approximately $0.4 million for the first quarter of 2023, a decrease of about 77% or $1.4 million from the first quarter of 2022. The decrease in general and administrative costs was primarily attributable to a decrease in legal costs due to reimbursement of legal costs pursuant to the Company’s D&O insurance policy and a decrease in defense costs with regard to ongoing litigation, and to a lesser degree, a decrease in stock-based compensation and public relation costs. This was offset by an increase in fees related to market assessment efforts, as well as advisory and consulting fees, in addition to an increase in salaries, wages and employee benefits.

Research and development expenses were approximately $1.2 million, a decrease of about 63% or $2.1 million for the three months ended March 31, 2023, as compared to the prior year first quarter. The decrease was primarily attributable to a one-time milestone payment made to Nanomerics in the first quarter of 2022 related to the acquisition of global rights for AnQlar, a decrease in AnQlar preclinical activities, and to a lesser extent, a decrease in preclinical activity related to Epoladerm. This was slightly offset by an increase related to Probudur preclinical activities, as well as an increase in preclinical activity related to NobrXiol and to regulatory work related to Envelta.

Cash Flows

Operating Activities

Cash used in operations was approximately $2.0 million for the first quarter of 2023 compared to $6.0 million for the three months ended March 31, 2022. The decrease in cash used in operations was primarily the result of the decrease in net loss and a decrease in prepaid insurance and prepaid research and development costs. In addition, in March 2023, we collected $1,250,000 in reimbursement of legal costs pursuant to our directors’ and officers’ insurance policy which decreased our net loss during the period.

At March 31, 2023, Virpax had cash of approximately $17.0 million.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET)) to develop two other product candidates. PES200 is a product candidate being developed to manage post-traumatic stress disorder (PTSD) and NobrXiol™ is a product candidate being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax recently acquired global rights to NobrXiol. Virpax is also seeking approval of two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors, including the Company’s ability to successfully complete research and further development and commercialization of Company drug candidates in current or future indications; the uncertainties inherent in clinical testing; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; the effects of the outbreak of COVID-19 on the Company’s business and results of operations; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s product candidates; the Company’s ability to continue to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete clinical trials that the Company plans to initiate; and other factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that the Company files with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

VIRPAX Pharmaceuticals, Inc.

CONDENSED BALANCE SHEETS

	March 31, 2023	December 31, 2022*
	(Unaudited)
ASSETS
Current assets
Cash	$16,986,917	$18,995,284
Prepaid expenses and other current assets	1,506,430	678,365
Total current assets	18,493,347	19,673,649
Total assets	$18,493,347	$19,673,649

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,294,239	$1,094,590
Estimated litigation liability	2,000,000	2,000,000
Total current liabilities	3,294,239	3,094,590
Total liabilities	3,294,239	3,094,590

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.00001, 10,000,000 designated shares authorized, no shares issued and outstanding	—	—
Common stock, $0.00001 par value; 100,000,000 shares authorized, 11,714,284 shares issued and outstanding as of March 31, 2023 and December 31, 2022	117	117
Additional paid-in capital	61,074,152	60,933,569
Accumulated deficit	(45,875,161)	(44,354,627)
Total stockholders’ equity	15,199,108	16,579,059
Total liabilities and stockholders’ equity	$18,493,347	$19,673,649

*	Derived from audited financial statements

VIRPAX Pharmaceuticals, Inc.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022
OPERATING EXPENSES
General and administrative (net of insurance reimbursement of $1,250,000 in 2023 – See Note 5)	$415,451	$1,782,413
Research and development	1,235,614	3,341,406
Total operating expenses	1,651,065	5,123,819
Loss from operations	(1,651,065)	(5,123,819)

OTHER INCOME (EXPENSE)
Other expense	—	(13,183)
Other income	130,531	—
Loss before tax provision	(1,520,534)	(5,137,002)
Benefit from income taxes	—	—
Net loss	$(1,520,534)	$(5,137,002)

Basic and diluted net loss per share	$(0.13)	$(0.44)
Basic and diluted weighted average common stock outstanding	11,714,284	11,708,690

VIRPAX Pharmaceuticals, Inc.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,520,534)	$(5,137,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	140,583	211,340
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(828,065)	(1,218,395)
Accounts payable and accrued expenses	199,649	99,200
Net cash used in operating activities	(2,008,367)	(6,044,857)

Net change in cash	(2,008,367)	(6,044,857)
Cash, beginning of period	18,995,284	36,841,992
Cash, end of period	$16,986,917	$30,797,135

Supplemental disclosure of cash and non-cash financing activities
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Contact:

Christopher M. Chipman, CPA

Chief Financial Officer

cchipman@virpaxpharma.com

610-727-4597

Or

Betsy Brod

Affinity Growth Advisors

betsy.brod@affinitygrowth.com

212-661-2231